UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(D) of The

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) August 12, 2011

ELECTRONIC ARTS INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-17948	94-2838567
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

209 Redwood Shores Parkway, Redwood City, California 94065-1175

(Address of Principal Executive Offices) (Zip Code)

(650) 628-1500

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets

Item 3.02	Unregistered Sales of Equity Securities

Completion of the Acquisition of PopCap Games, Inc.

On August 12, 2011, pursuant to the previously announced Agreement and Plan of Merger (the “Merger Agreement”) by and among Electronic Arts Inc. (“EA”), Plumpjack Acquisition Corporation, PopCap Games, Inc. (“PopCap”), David L. Roberts, as earnout representative, David L. Roberts, as shareholder representative, and, with respect to Articles VII, VIII and IX only, U.S. Bank National Association, as escrow agent, dated as of July 11, 2011, EA acquired all of the outstanding shares of PopCap for (i) approximately $645 million in cash, (ii) 4,356,144 privately placed shares of EA common stock issued in the aggregate to the founders and chief executive officer of PopCap (the “Stock Consideration”), and (iii) up to approximately $50 million in long-term equity retention arrangements in the form of restricted stock unit awards and options to acquire EA common stock to be granted over the next four years to PopCap employees joining EA. In addition, EA may be required to pay additional variable cash consideration that is contingent upon the achievement of certain performance milestones through December 31, 2013. Such additional consideration is limited to a maximum of $550 million.

The cash portion of the purchase price was funded in part by the proceeds from EA’s offering of 0.75% Convertible Senior Notes due 2016 completed on July 20, 2011. The remaining part of the cash portion of the purchase price was funded by EA’s cash on hand.

The Stock Consideration was issued pursuant to Stock Consideration Agreements with each of the founders and the chief executive officer of PopCap (the “Stock Recipients”), each dated July 11, 2011 (the “Stock Consideration Agreements”). The Stock Recipients received the Stock Consideration in lieu of cash consideration that they would have otherwise received pursuant to the Merger Agreement. EA offered and sold the Stock Consideration as a private placement pursuant to an exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”). The Company relied on the representations made by each of the Stock Recipients that it was an “accredited investor” as defined in Rule 501 of Regulation D under the Securities Act and the fact that the offer and sale of the Stock Consideration was a transaction by an issuer not involving a public offering.

A copy of both the Merger Agreement and the form of Stock Consideration Agreement are filed herewith as Exhibit 2.1 and Exhibit 10.1, respectively. The foregoing description of the Merger Agreement, the Stock Consideration Agreements and the transactions contemplated thereby are a summary only and are qualified in their entirety by the full text of the Merger Agreement and the form of Stockholder Consideration Agreement, which are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired

(b)	Pro Forma Financial Information

In the event that EA is required to provide any PopCap financial statements or pro forma financial information pursuant to Item 9.01 (a) and (b), EA will file these disclosures by amendment not later than 71 calendar days from the date of this Current Report on Form 8-K.

(d)	Exhibits.

Exhibit No.	Description

2.1*	Agreement and Plan of Merger by and among EA, Plumpjack Acquisition Corporation, PopCap, David L. Roberts, as earnout representative, David L. Roberts, as shareholder representative, and, with respect to Articles VII, VIII and IX only, U.S. Bank National Association, as escrow agent dated as of July 11, 2011.

10.1*	Form of Stock Consideration Agreement, dated July 11, 2011, between EA and each of the founders and the chief executive officer of PopCap.

*	Incorporated by reference to exhibit filed with Registrant’s Current Report on Form 8-K, filed July 12, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELECTRONIC ARTS INC.

Dated: August 12, 2011

By: /s/ Stephen G. Bené
Stephen G. Bené
Senior Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

2.1*	Agreement and Plan of Merger by and among EA, Plumpjack Acquisition Corporation, PopCap, David L. Roberts, as earnout representative, David L. Roberts, as shareholder representative, and, with respect to Articles VII, VIII and IX only, U.S. Bank National Association, as escrow agent dated as of July 11, 2011.

10.1*	Form of Stock Consideration Agreement, dated July 11, 2011, between EA and each of the founders and the chief executive officer of PopCap.

*	Incorporated by reference to exhibit filed with Registrant’s Current Report on Form 8-K, filed July 12, 2011.